THE SECURITY REPRESENTED HEREBY, HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS COMPANY, IS AVAILABLE.

LOCKBOX LINK, INC.

PROMISSORY NOTE

US $25,000October 12, 2017

FOR VALUE RECEIVED, LOCKBOX LINK, INC., a corporation duly organized and validly existing under the laws of the State of Nevada (the “Company”), promises to pay to Natalie Moores, the registered holder of this promissory note (the “Note”) and its successors and assigns (the “Holder”), the principal sum of $25,000 (twenty five thousand dollars) (“Loan Proceeds”), with interest at 12% per annum, calculated upon a 360 day year, in accordance with the terms hereof and the Line of Credit and Security Agreement of even date by and between the Company and the Holder, with interest on the principal sum outstanding in accordance with the terms hereof. Terms defined in the Line of Credit and Security Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Line of Credit and Security Agreement

The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1.Payment. Unless accelerated by Holder as a result of a default under this Note, all principal and accrued interest will be due and payable as follows:

(a) From the date of this Note until October 12, 2018, interest will accrue at 12% per annum. On September 18, 2018 (the “ Due Date”) the principal and interest will become due and payable.

2.Rights upon Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Holder shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company or to the holders of any equity security of the Company, an amount equal to the unpaid principal face amount of this Note and any accrued and unpaid interest thereon.

3.Affirmative Covenants of the Company. The Company hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder, the Company will:

(a)Company Existence and Qualification. Take the necessary steps to preserve its company existence and its right to conduct business in all states in which the nature of its business requires qualification to do business.

(b)Books of Account. Keep its books of account in accordance with good accounting practices.

(c)Insurance. Maintain its existing insurance with responsible and reputable insurance companies or associations, as determined by the Company in its sole but reasonable discretion, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.

(d)Preservation of Properties; Compliance with Law. Maintain and preserve all of its properties that are used or that are useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and comply with the charter and bylaws or other organizational or governing documents of the Company, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon the Company or any of its property or to which each the Company or any of its property is subject.

(e)Taxes. Duly pay and discharge all taxes or other claims, which might become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefor.

4.Negative Covenants of the Company. The Company hereby agrees that, so long as all or any portion of this Note remains outstanding and unpaid it will not, nor will it permit any of its subsidiaries, if any, without the consent of the Holder, to:

(a)Loans; Except as set forth in Exhibit A hereto, lend or advance money, credit or property to (by capital contribution, loan, purchase or otherwise) any firm, corporation, or other Person except (i) investments in United States Government obligations, certificates of deposit of any banking institution with combined capital and surplus of at least $200,000,000; and (iii) loans to subsidiaries, if any.

(b)Mergers and Acquisitions: The Company may enter into an acquisition or merger deemed beneficial by the board of directors if and only if immediate repayment of this Note is made a provision of any acquisition or merger discussion and successful closure.

(c)Dividends and Distributions. Pay dividends or make any other distribution to the Membership of the Company.

(d)Contingent Liabilities. Assume, endorse, be or become liable for or guarantee the obligations of any Person, contingently or otherwise, excluding however, the endorsement of negotiable instruments for deposit or collection in the ordinary course of business or guarantees of the Company made within the limitations of Section 8(a) hereof.

(e)Sales of Receivables; Sale - Leasebacks. Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Company, with or without recourse, except for the purpose of collection in the ordinary course of business; or sell any asset pursuant to an arrangement to thereafter lease such asset from the purchaser thereof.

(f)Nature of Business. Materially alter the nature of the Company’s business or otherwise engage in any business other than the business engaged in or proposed to be engaged in on the date of this Note.

(g)Stock of Subsidiaries. Sell or otherwise dispose of any subsidiary, if any, or permit a subsidiary, if any, to issue any additional shares of its capital stock except pro rata to its stockholders.

(h)ERISA. (i) Terminate any plan (“Plan”) of a type described in Section 402l(a) of the Employee Retirement Income Security Act of l974, as amended from time to time (“ERISA”) in respect of which the Company is an “employer” as defined in Section 3(5) of ERISA so as to result in any material liability to the Pension Benefit Guaranty Corporation (the “PBGC”) established pursuant to Subtitle A of Title IV of ERISA, (ii) engage in or permit any person to engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended) involving any Plan which would subject the Company to any material tax, penalty or other liability, (iii) incur or suffer to exist any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, involving any Plan, or (iv) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability to the PBGC by reason of termination of any Plan.

(i)Accounting Changes. Make, or permit any subsidiary to make any change in their accounting treatment or financial reporting practices except as required or permitted by generally accepted accounting principles in effect from time to time.

(j)Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction, with any Affiliate (as defined below) except in the ordinary course of business and at prices and on terms not less favorable to it than those which would have been obtained in an arm’s-length transaction with a non-affiliated third party. “Affiliate” as applied to any Person, shall mean any other Person directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

5.Events of Default. The Note shall become immediately due and payable at the option of the Holder, without notice or demand, upon any one or more of the following events or occurrences (“Events of Default”):

(a)if any monthly amortization payment of the Note is not paid on or before the Monthly Due Date;

(b)if any representation or warranty of the Company made in this Note, or in any certificate, report or other financial statement or other instrument or document delivered pursuant hereto, or any notice, certificate, demand or request delivered to the Holder pursuant to this Note, or any other document or in the Line of Credit and Security Agreement proves to be false or misleading in any material respect as of the time when the same is made;

(c)if the Company consummates a transaction which would cause this Note or any exercise of the Holder’s rights under this Note (i) to constitute a non-exempt prohibited transaction under ERISA, (ii) to violate a state statute regulating governmental plans or (iii) otherwise to subject the Company to liability for violation of ERISA or such state statute;

(d)if any final judgment for the payment of money is rendered against the Company and the Company does not discharge the same or cause it to be discharged or vacated within sixty (60) days from the entry thereof, or does not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and does not secure a stay of execution pending such appeal within sixty (60) days after the entry thereof;

(e)if the Company makes an assignment for the benefit of creditors or if the Company generally does not pay its debts as they become due;

(f)if a receiver, liquidator or trustee of the Company is appointed or if the Company is adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to, or acquiesced in, by the Company or if any proceeding for the dissolution or liquidation of the Company is instituted; however, if such appointment, adjudication, petition or proceeding is involuntary and is not consented to by the Company, upon the same not being discharged, stayed or dismissed within 60 days;

(g)if the Company defaults under the Line of Credit and Security Agreement or any other mortgage or security agreement covering any part of its property;

(h)except for specific defaults set forth in this Section 6, if the Company defaults in the observance or performance of any other term, agreement or condition of this Note~~,~~ , and the Company fails to remedy such default within thirty (30) days after notice by the Holder to the Company of such default, or, if such default is of such a nature that it cannot with due diligence be cured within said thirty (30) day period, if the Company fails, within said thirty (30) days, to commence all steps necessary to cure such default, and fails to complete such cure within ninety (90) days after the end of such thirty (30) day period; and

6.Actions of Default. In the event of an uncured default as defined in Section Five (5) above, all principal and interest as defined in Section One (1) above, become immediately payable. In addition to the above provision, default penalties shall be in place at a rate of 18%, which shall become due and payable for on the first day following a failure to cure a default as set forth in 6(h) and each day thereafter that this Note remains in default.

7.Waiver of Demand, Presentment, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, default and nonpayment, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder, and all rights of set-off, defenses, deduction or counterclaim with respect to any amount owing hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

8.Payment. Except as otherwise provided for herein, all payments with respect to this Note shall be made in lawful currency of the United States of America, at the option of the Holder, (i) at the principal office of the Holder, located at P.O. Box 386, Kennesaw, GA 17601, or such other place or places as may be reasonably specified by the Holder of this Note in a written notice to the Company at least ten (10) business days before a given payment date, or (ii) by mailing a good check in the proper amount to the Holder at least three days prior to the Maturity Date or otherwise transferring funds by wire transfer so as to be received by the Holder on the Monthly Due Date; provided, however, that the Company shall make payment by wire transfer to an account such Holder may specify in writing to the Company at least two business days prior to the Maturity Date. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. The Holder shall keep a record of each payment of principal and interest with respect thereto.

9.Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the permitted successors, assigns, heirs, administrators and transferees of the parties hereto. Notwithstanding the foregoing, the Holder may not assign, pledge or otherwise transfer this Note without the prior written consent of the Company. Interest and principal are payable only to the registered Holder of this Note in the Note Register.

10.Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

11.Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or delivered by facsimile transmission, to the Company at the address or facsimile number set forth herein or to the Holder at its address or facsimile number set forth in the records of the Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered or, if notice is given by facsimile transmission, when delivered with confirmation of receipt.

12.Governing Law; Jurisdiction. This Note, and all matters arising directly or indirectly here from, shall be governed by and construed in accordance with the laws of the State of California, notwithstanding the choice of law or conflicts of law principles thereof. Each of the parties hereto hereby (i) irrevocably consents and submits to the sole exclusive jurisdiction of the United States District Court for the Southern District of California (and of the appropriate appellate courts) in connection with any suit, action or other proceeding arising out of or relating to this Note, (ii) irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, and (iii) agrees that service of any summons, complaint, notice or other process relating to such suit, action or other proceeding may be effected in the manner provided by Section 12.

13Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

14.Attorney’s Fees and Expenses. If Holder brings a legal action to enforce the provisions of this Agreement or otherwise reasonably incurs attorneys’ fees or other legal expenses to enforce this Agreement, the substantially prevailing party or parties will be entitled to recover from the party or parties that do not substantially prevail all costs and expenses, including but not limited to attorneys’ fees and disbursements, reasonably incurred by the substantially prevailing party or parties in connection with such action or enforcement including but not limited to those incurred in connection with trial and appellate court proceedings, post-judgment collection proceedings, settlement negotiations, and bankruptcy or other insolvency proceedings.

15.Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

Lockbox Link, Inc.

By: /s/NatalieMoores

Natalie Moores

President and CEO